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                                                                       Exhibit 5


                                                               November 10, 2000



Dime Bancorp, Inc.,
   589 Fifth Avenue,
      New York, New York  10017.


Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933 (the "Act") of $500,000,000 aggregate amount of senior debt securities (the "Senior Debt Securities") and subordinated debt securities (the "Subordinated Debt Securities" and, collectively with the Senior Debt Securities, the "Securities") of Dime Bancorp, Inc., a Delaware corporation (the "Company"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

         Upon the basis of such examination, we advise you that, in our opinion:

         (1) With respect to the Senior Debt Securities, when the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act, and the terms of the Senior
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Dime Bancorp, Inc.                                                           -2-


     Debt Securities and of their issuance and sale have been duly established in conformity with the indenture relating to the Senior Debt Securities (the "Senior Indenture") so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Senior Debt Securities have been duly executed and authenticated in accordance with the Senior Indenture and issued and sold as contemplated in the Registration Statement, the Senior Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (2) With respect to the Subordinated Debt Securities, when the Registration Statement has become effective under the Act, the indenture relating to the Subordinated Debt Securities (the "Subordinated Indenture") has been duly executed and delivered, the terms of the Subordinated Debt Securities and of their
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Dime Bancorp, Inc.                                                           -3-


     issuance and sale have been duly established in conformity with the Subordinated Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Subordinated Debt Securities have been duly executed and authenticated in accordance with the Subordinated Indenture and issued and sold as contemplated in the Registration Statement, the Subordinated Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a
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Dime Bancorp, Inc.                                                           -4-


particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

         The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we assume that the Indenture relating to the Senior Debt Securities has been duly authorized, executed and delivered by the Trustee thereunder, an assumption which we have not independently verified.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the
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Dime Bancorp, Inc.                                                           -5-

reference to us under the heading "Validity of the Debt Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                                              Very truly yours,

                                                         /s/ Sullivan & Cromwell
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